Exhibit 32.2



                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Brett Meinsen, Vice President - Finance and Administration, Secretary and Treasurer of Reinhold Industries, Inc. (the "Company"), hereby certifies that to the best of his knowledge:

      1. The Quarterly Report on Form 10-Q for the period ended September 30, 2004 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated

The foregoing certification is being furnished pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.



/s/ BRETT MEINSEN
Brett Meinsen
Vice President - Finance and Administration,
Secretary, Treasurer
November 5, 2004



A signed copy of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.